UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   May 8, 2009

CYTTA CORP.
(Exact name of registrant as specified in its charter)

Nevada	333-139699	98-0505761
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

16857 E. Saguaro Blvd.
Fountain Hills, Arizona 85268
(Address of principal executive offices) (Zip Code)

(480) 837-6165
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement.

On May 8, 2009, Cytta Corp. (the “Registrant”) entered into an agreement (the “Agreement”), dated May 8, 2009, with Ophthalmic International, Inc., its wholly-owned subsidiary (“OI”), pursuant to which Registrant will be reversing the transaction of December 9, 2008, in which Registrant acquired OI in exchange for 56,000,000 shares of Registrant’s restricted common stock being issued to the shareholders of OI.  At the closing of the Agreement, the shareholders of the 56,000,000 shares of Registrant’s common stock will return those shares to Registrant in exchange for Registrant delivering to them their pro-rata shares of outstanding OI common stock. The Agreement provides for the transaction to be closed on or before May 15, 2009.

At the close of the Agreement, G. Richard Smith, presently the sole Director, Principal Executive Officer and Principal Financial Officer of Registrant, will be resigning from all of his positions after appointing Mr. Robert Gosine as the sole Director and Principal Executive Officer.  Mr. Gosine had been a Director and Principal Executive Officer of the Registrant prior to December 9, 2008.

Item 1.02   Termination of a Material Definitive Agreement.

The Agreement reverses the transaction of December 9, 2008, in which Registrant acquired OI in exchange for 56,000,000 shares of Registrant’s restricted common stock being issued to the shareholders of OI.  At the closing of this Agreement, the shareholders of the 56,000,000 shares of Registrant’s common stock will return those shares to Registrant in exchange for Registrant delivering to them their pro-rata shares of outstanding OI common stock.

Item 2.01   Completion of Acquisition or Disposition of Assets.

The return of OI to its original shareholders upon the closing of the Agreement is a disposition of the assets of Registrant.  G. Richard Smith, currently the sole Director, Principal Executive Officer and Principal Financial Officer will be the principal shareholder of OI and will own the same number of OI shares he owned prior to December 9, 2008.  The basis for reversing the December 9, 2008, transaction was the consideration in the December 9, 2008, transaction.

Financial information required by Form 8-K will be filed with the SEC after the closing of the Agreement.

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers.

At the close of the Agreement, G. Richard Smith, presently the sole Director, Principal Executive Officer and Principal Financial Officer of Registrant, will be resigning from all of his positions after appointing Mr. Robert Gosine as sole Director and Principal Executive Officer.  Mr. Gosine had been a Director and Principal Executive Officer of Registrant prior to December 9, 2008.

Additional information concerning Mr. Gosine and any other officers or Directors of Registrant will be included in a Form 8-K filing by Registrant after the closing of the Agreement.

Item 9.01   Financial Statements and Exhibits

(d)   Exhibits

Exhibit No.	Description

2.1	Agreement of Share Issuance and Plan of Reorganization, dated May 8, 2009, by and among Cytta Corp. and Ophthalmic International, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:   May 8, 2009

CYTTA CORP.

By:	/s/ G. Richard Smith

G. Richard Smith
President and Chief Executive Officer